Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference appearing in this Registration Statement on Form S-8 of our report dated May 28, 2021 (June 14, 2021 as to Note 16), relating to the financial statements of Doximity, Inc. appearing in Registration Statement No. 333-256584, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP

San Francisco, California
June 23, 2021